UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
__________________________________________

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

September 9, 2013
Date of Report (Date of earliest event reported)

    FOREST LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-5438 (Commission File Number)	11-1798614 (IRS Employer Identification No.)

909 Third Avenue New York, New York (Address of principal executive offices)		10022-4731 (Zip Code)

(212) 421-7850
(Registrant's telephone number, including area code)

                                                None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of directors or Certain Officers

On September 9, 2013, Howard Solomon, the President and Chief Executive Officer of Forest Laboratories, Inc. (the “Company”), advised the Board of Directors of the Company (the “Board”) of his decision to retire as President and Chief Executive Officer, effective September 30, 2013, and the Board accepted Mr. Solomon’s resignation.

(c) Appointment of a New Principal Executive Officer

On September 9, 2013, at the recommendation of the Succession Planning Committee of the Board, the Board appointed Brenton L. Saunders to succeed Mr. Solomon as President and Chief Executive Officer, effective October 1, 2013 (the “Start Date”).

Mr. Saunders, 43, was elected as a director of the Company at the Company’s 2011 Annual Meeting of Stockholders, and served as the Chairman of the Board’s Compensation Committee and as a member of the Board Compliance Committee. Immediately prior to his appointment as President and Chief Executive Officer, he resigned from both committees, effective as of September 9, 2013.

Mr. Saunders is the former Chief Executive Officer and board member of Bausch + Lomb Incorporated.  He served in those roles from March 2010 until August 2013.  Mr. Saunders served as a senior executive with Schering-Plough from 2003 to 2010, most recently as President of Global Consumer Health Care. He also served as Head of Integration for both Schering-Plough’s merger with Merck & Co. and for its $16 billion acquisition of Organon BioSciences. Before joining Schering-Plough, Mr. Saunders was a Partner and Head of the Compliance Business Advisory Group at PricewaterhouseCoopers LLP from 2000 to 2003. Prior to that, he was Chief Risk Officer at Coventry Health Care between 1998 and 1999 and a co-founder of the Health Care Compliance Association in 1995. Mr. Saunders began his career as Chief Compliance Officer for the Thomas Jefferson University Health System. He received a B.A. from the University of Pittsburgh, an M.B.A. from Temple University School of Business, and a J.D. from Temple University School of Law.

There is no other arrangement or understanding between Mr. Saunders and any other persons pursuant to which he was appointed as the President and Chief Executive Officer of the Company, and Mr. Saunders does not have a family relationship with any member of the Board or any executive officer of the Company.

(e) Compensatory Arrangements of Certain Officers

In connection with his appointment as President and Chief Executive Officer of the Company, Mr. Saunders and the Company entered into an agreement dated September 11, 2013 (the “Saunders Letter Agreement”). The Saunders Letter Agreement provides, among other things, that while employed as President and Chief Executive Officer, Mr. Saunders will (i) receive an annual base salary of $1,300,000, subject to possible increases no less frequently than annually beginning in fiscal year 2015 (the “Base Salary”); (ii) be eligible to receive annual cash incentive compensation payments (an “Annual Bonus”), with a target Annual Bonus opportunity of 125% of Mr. Saunders’ Base Salary (the “Target Bonus”), a threshold Annual Bonus opportunity of 50% of the Target Bonus, and a maximum Annual Bonus opportunity of 200% of the Target Bonus, which in each case will be payable based upon the attainment of corporate and/or individual performance criteria established by the Compensation Committee; (iii) receive a sign-on equity grant on the Start Date consisting of (A) restricted stock units in respect of the Company’s common stock, par value $0.10 per share (“Common Stock” and such restricted stock units, “RSUs”), which will vest on the third anniversary of the Start Date and have an aggregate grant date value of $4,000,000, based on the average of the high and low price of a share of Common Stock on the New York Stock Exchange on the date of grant (“Grant Date FMV”), and (B) options to purchase shares of the Common Stock having an aggregate grant date value of $6,000,000 with an exercise price equal to the Grant Date FMV that will vest in in equal installments on each of the first three anniversaries of the Start Date; (iv) be eligible to receive an annual grant of equity-based incentive awards having an aggregate grant date value of 5.3 times Mr. Saunders’ Base Salary (or such greater amount as the Compensation Committee may determine) in respect of each fiscal year following fiscal year 2014; and (v) become party to a change in control agreement in a form that is substantially similar to the form of change of control employment agreement generally made available to the Company’s executive officers.

The Saunders Letter Agreement also provides that if Mr. Saunders’ employment is terminated by the Company without Cause or Mr. Saunders resigns for Good Reason (each term as defined in the Saunders Letter Agreement), subject to Mr. Saunders’ execution, delivery, and non-revocation of a general release of claims within 60 days of his termination and his continued compliance with the covenants set forth in the Saunders Letter Agreement, (1) he will be entitled to receive an amount equal to two times the sum his then-current Base Salary and Target Bonus, which will be payable in 24 equal monthly installments commencing on the regular payroll date that is 60 days after the date of his termination of employment; (2) the Company will continue providing health care coverage (medical and dental) for Mr. Saunders and any of his eligible dependents until the earlier of (a) the expiration of the 24-month period following his termination date, or (b) the date he becomes eligible for health care coverage from another employer; and (3) to the extent not already vested, the RSUs granted as part of Mr. Saunders’ sign-on equity grant will become immediately vested.

The Saunders Letter Agreement further provides that (w) Mr. Saunders will be subject to standard limitations on soliciting or interfering with the Company’s employees, customers, suppliers, licensees, or other business associates for a one-year period following his termination of employment; (x) Mr. Saunders will be restricted from competing with the Company for a one-year period following (i) his voluntary termination of employment other than for Good Reason or (ii) any termination of employment on or before the third anniversary of the Start Date that entitles him to severance under the Saunders Letter Agreement; (y) for the 24 months following Mr. Saunders’ termination of employment, he will assist and cooperate with the Company with respect to any investigation or the Company’s (or an affiliate’s) defense or prosecution of any existing or future claims or litigations or other proceeding relating to matters in which he was involved in or had knowledge by virtue of his employment with the Company; and (z) on or prior to the date the Company holds its 2014 Annual Meeting of Stockholders (or, if earlier, the date at which the current Chairman of the Board (“Chairman”) ceases to serve in such role), the Board will use its commercially reasonable best efforts to cause Mr. Saunders to be nominated and elected to serve as Chairman.

In connection with Mr. Saunders’ sign-on equity grants, it is expected that he will purchase, and upon his request, the Company will sell to him at a price equal to the then fair market value of the Common Stock, shares of Common Stock having an aggregate purchase price of $5,000,000 within the first six months following the Start Date or as such period may be extended to take into account restrictions on Mr. Saunders’ ability to purchase the Common Stock under applicable law.

The foregoing summary of the Saunders Letter Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the terms and conditions of the Saunders Letter Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Amendments to Bylaws

On September 9, 2013, the Board approved an amendment and restatement of the Company’s bylaws (the “Bylaws”). The amendment and restatement (i) moved the provisions creating the position of Chairman from Article III (Officers) to Article II (Directors); (ii) deleted the requirement that the Chairman must be the Chief Executive Officer of the Company to permit the appointment of a non-executive Chairman; (iii) clarified that the Board will designate the chairman of the meeting for all stockholder meetings; and (iv) reallocated the operational functions that were previously assigned to the Chairman to the newly created officer position of Chief Executive Officer.

A copy of the Bylaws as amended is filed as Exhibit 3.1 to this Current Report on Form 8-K. The above description is qualified in its entirety by reference to the full text of the Company’s Amended Bylaws, which are attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a) Not Applicable.
(b) Not Applicable.
(c) Not Applicable.
(d) Exhibits:

The following exhibits are furnished herewith:

Exhibit No.	Exhibit Description
3.1	Bylaws of Forest Laboratories, Inc., as amended September 9, 2013.
10.1	Letter Agreement between Forest and Brenton L. Saunders dated September 11, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2013

Forest Laboratories, Inc.
(Registrant)

/s/ RitaWeinberger
Rita Weinberger
V.P. Controller and Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
3.1	Bylaws of Forest Laboratories, Inc., as amended September 9, 2013.
10.1	Letter Agreement between Forest and Brenton L. Saunders dated September 11, 2013.